Exhibit 24

                              POWER OF ATTORNEY
                              -----------------

           KNOW ALL MEN BY THESE PRESENTS, that each of the

       undersigned, being a director or officer, or both, of each of

       RJR NABISCO HOLDINGS CORP. and RJR NABISCO, INC., each a

       Delaware corporation (the "Companies"), do hereby make,

       constitute and appoint Jo-Ann Ford, Joan E. Gmora and Francis

       C. Marinelli, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of

       substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco,

       Inc., for the fiscal year ended December 31, 1994, and any and all amendments or supplements to the foregoing Annual Report and any other documents and instruments incidental thereto,

       and to deliver and file the same, with all exhibits thereto,

       and all documents and instruments in connection therewith,

       with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Companies is registered, granting unto said attorneys-in-fact and agents,

       and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to

       enable the Companies to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.



       IN WITNESS WHEREOF, each of the undersigned has subscribed his

       or her name, this     day of          , 19  .
                        -----      ----------    --



       /s/ Charles M. Harper          Chairman of the Board and Chief
       --------------------------     Executive Officer, Director
       Charles M. Harper

       /s/ Stephen R. Wilson          Executive Vice President and
       --------------------------     Chief Financial Officer
       Stephen R. Wilson

       /s/ Robert S. Roath            Senior Vice President and Controller
       --------------------------
       Robert S. Roath

       --------------------------     Director
       John T. Chain, Jr.

       /s/ Julius L. Chambers         Director
       --------------------------
       Julius L. Chambers

       /s/ John L. Clendenin          Director
       --------------------------
       John L. Clendenin

       /s/ James H. Greene, Jr.       Director
       --------------------------
       James H. Greene, Jr.

       /s/ H. John Greeniaus          Director
       --------------------------
       H. John Greeniaus

       --------------------------     Director
       James W. Johnston

       /s/ Vernon E. Jordan, Jr.      Director
       --------------------------
       Vernon E. Jordan, Jr.

       /s/ Henry R. Kravis            Director
       --------------------------
       Henry R. Kravis

       /s/ John G. Medlin, Jr.        Director
       --------------------------
       John G. Medlin, Jr.

       /s/ Paul E. Raether            Director
       --------------------------
       Paul E. Raether

       /s/ Lawrence R. Ricciardi      Director
       --------------------------
       Lawrence R. Ricciardi

       /s/ Rozanne L. Ridgway         Director
       --------------------------
       Rozanne L. Ridgway

       --------------------------     Director
       Clifton S. Robbins

       --------------------------     Director
       George R. Roberts


       /s/ Scott M. Stuart            Director
       --------------------------
       Scott M. Stuart

       --------------------------     Director
       Michael T. Tokarz